                                                                 EXHIBIT 12(b)

                          DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                          FOR THE QUARTER ENDED
                                                                              MARCH 31, 2001
                                                                          ---------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                    $ 31,892
  Plus:
     Fixed Charges (excluding capitalized interest)                                 72,902
                                                                                  --------

TOTAL EARNINGS                                                                    $104,794
                                                                                  ========

FIXED CHARGES:
     Interest expensed and capitalized                                            $ 75,216
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                               240
     An estimate of the interest component within rental expense                       477
                                                                                  --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                      75,933
                                                                                  --------

Preferred dividends                                                                  2,352
Ratio of pre tax income to net income                                                1.133
                                                                                  --------

PREFERRED DIVIDEND FACTOR                                                            2,664
                                                                                  --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                 $ 78,597
                                                                                  ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                      1.33
                                                                                  ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                    $ 31,892
  Plus:
     Fixed Charges (excluding capitalized interest)                                 55,018
                                                                                  --------

TOTAL EARNINGS                                                                    $ 86,910
                                                                                  ========

FIXED CHARGES:
     Interest expensed and capitalized                                            $ 57,332
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                               240
     An estimate of the interest component within rental expense                       477
                                                                                  --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                      58,049
                                                                                  --------

Preferred dividends                                                                  2,352
Ratio of pre tax income to net income                                                1.133
                                                                                  --------

PREFERRED DIVIDEND FACTOR                                                            2,664
                                                                                  --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                 $ 60,713
                                                                                  ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                      1.43
                                                                                  ========